EXHIBIT 99.2

SINOBIOMED UPDATES ON COMPANY PROGRESS

Shanghai, China - September 20, 2007 - Sinobiomed Inc. ("Sinobiomed", or "the Company") (OTCBB: SOBM) is pleased to update on the Company’s recent achievements in corporate and product development. Highlights from the past three months include:

•	Sinobiomed has closed more than US $6.5 million in equity private placements in the past three months bringing the total raised in 2007 to over US $16 million.

•	The acquisition of Suzhou Boai Medical Development Company, an established Chinese pharmaceutical distribution company that is expected to enable Sinobiomed to expand sales and increase revenue.

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Chinese government approval to begin marketing its newest patented product, aFGF (acidic Fibroblast Growth Factor) a drug for ulceration, severe burns (greater than second degree), ulcers caused by burn wounds, diabetes, vascular diseases and bed sores. The approval follows the GMP (Good Manufacturing Practice) Certification of the production facility for aFGF by the Chinese SFDA (State Food and Drug Administration).

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Successful completion of Phase IIa Clinical Trial of the Company’s patented rBat, the world’s first batroxobin to be synthesized through gene recombination in a yeast expression system. Phase IIa results show rBat is safe and effective in reducing the amount and duration of surgical bleeding. Native batroxobin, extracted from pit viper venom, is the world’s most prescribed anti-bleeding agent. Since rBat is produced through genetic engineering, it reduces the risk of biological contamination and neurotoxicity that have been associated with native batroxobin.

•	Acceptance of Sinobiomed’s application for an International Patent for rBat.

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Successful completion of preclinical studies for Recombinant Human Type 1 Kallikrein, a Chinese and international patent-pending drug for the prevention and treatment of blood clots and thrombosis. Sinobiomed intends to apply for approval to conduct human clinical trials.

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Granting of patents to Sinobiomed’s malaria vaccine by the European Patent office and IP Australia. The U.S. patent was granted in 2006. Phase IIa Clinical Trial for the vaccine has been completed and the results are currently being evaluated.

“These corporate and product development achievements reflect the soundness of the Company’s strategy - and the dedication of its workforce and R&D team - to realizing our near term objective of becoming a large-scale, highly profitable integrated pharmaceutical enterprise that develops, manufactures and distributes a broad range of market-driven products that leverage its innovative biotechnology patents and processes,” said President and CEO Banjun Yang.

Sinobiomed’s acquisition of a 90% interest in the Suzhou Boai is a key element in the execution of the growth strategy. It gives Sinobiomed control of the SFDA GSP-certified firm with an established customer base. GSP stands for Good Supply Practice, and certification safeguards the safety and quality of pharmaceutical products in business transactions. Sinobiomed intends to add its three products now on the market to Suzhou Boai’s distribution network and to expand on the distributor’s current customer base in southern and eastern China. The acquisition of Suzhou Boai is the first step of the Company’s expansion strategy. The Company intends to acquire another distributor in northern China, as well as target pharmaceutical companies with manufacturing capability and existing product lines for acquisition.

ABOUT SINOBIOMED INC.

Sinobiomed Inc. is a leading Chinese developer of genetically engineered recombinant protein drugs and vaccines. Based in Shanghai, Sinobiomed currently has 10 products approved or in development: three on the market, four in clinical trials and three in research and development. The Company’s products respond to a wide range of diseases and conditions, including: malaria, hepatitis, surgical bleeding, cancer, rheumatoid arthritis, diabetic ulcers and burns, and blood cell regeneration.

Sinobiomed Inc.
Lane 4705, No. 58, North Yang Gao Rd.
Pudong, New Area Shanghai, 201206 China
Phone: 86-58993708 / Fax: 86-58993709

Contact:
Phone: 1-718-502-8801
Toll Free: 1-866-588-0829
Email: info@sinobiomed.com

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